UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 23, 2019

AEON GLOBAL HEALTH CORP.
(Exact name of registrant as specified in its charter)

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COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive

Gainesville, GA 30504

(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant's telephone number, including area code

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)       On January 23, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of Aeon Global Health Corp. (the “Company”) determined that the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed on November 9, 2018, should no longer be relied upon and that the Company will be required to restate its previously-filed interim financial statements for the fiscal quarter ended September 30, 2018. The Audit Committee concluded that the unaudited interim financial statements of the Company for the three-month period ended September 30, 2018 contain material errors related to the classification and valuation of the embedded derivative related to an aggregate principal amount of $1,698,169 of convertible notes. The Company intends to file an amendment to the Quarterly Report on Form 10-Q for such period in order to amend and restate its financial results for such period as soon as practicable.

In July 2018, the Company consummated a transaction with the holders of an aggregate principal amount of $1,351,482 of senior convertible notes (the “Original Notes”) to exchange such notes for a new senior credit instrument pursuant to which such holders agreed to provide up to $2.0 million of credit to the Company (the “Note Restructuring Transaction”). As a condition of the closing of the Note Restructuring Transaction, the Company entered into a consent and amendment agreement with the holders of an aggregate principal amount of $1,698,169 of other senior convertible notes (the “Senior Convertible Notes”) to obtain their consent to the Note Restructuring Transaction. The Senior Convertible Notes had a maturity date of March 20, 2019 prior to the consummation of the Note Restructuring Transaction. In consideration thereof, the Company and the holders of the Senior Convertible Notes agreed to extend the maturity date of the Senior Convertible Notes for a period of one year to March 20, 2020 and to modify the redemption mechanism of such instruments.

In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, the Company erroneously classified the Senior Convertible Notes on its balance sheet as a current liability and conducted a valuation of the conversion feature of such Senior Convertible Notes based on the prior maturity date of such notes. Due to the error in classification on the balance sheet, the Company overstated its working capital deficit for the quarter ended September 30, 2018. In addition, due to such error, the valuation of such notes was not accurate and the “other expense” as reported on the consolidated statement of operations in the original Form 10-Q was underreported by $185,851. Although, such amount is a non-cash expense, the net loss and net loss available to common shareholders previously reported by the Company was incorrect and will be increased.

The following summarizes the estimated effects of the restatement on the Company’s consolidated financial statements:

(1)

total current liabilities for the quarter ended September 30, 2018 will decrease from $7,603,761 to $5,531,328 as “Notes payable” and the "Derivative Liabilities" related to those notes will be reclassified from current to long-term liabilities;

(2)

change in fair value of derivative liabilities for the quarter ended September 30, 2018 will decrease by $185,851 to an expense of $134,885, resulting in (i) an increase of total “other expense” on the consolidated Statement of Operations from $126,592 to $312,443 and (ii) an additional increase in derivative long-term liabilities as reflected on the balance sheet by the same amount.

(3)

due to the increase in other expense, net loss for the quarter ended September 30, 2018 will increase from $223,372 to $409,223 and net loss available to common shareholders for such period will increase from $309,087 to $494,938; and

(4)	the Company’s basic and diluted loss per common share will increase from $0.04 per share to $0.07 per share.

As previously reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, management had determined that material weaknesses existed in the Company’s internal control over financial reporting at September 30, 2018. Management has concluded that the errors described above resulted from the material weaknesses in the Company’s internal control over financial reporting. The Company will augment its plan to remediate the material weaknesses in its control structure to address the factors that resulted in the restatement. The Audit Committee and the Company’s executive management have discussed the matters described herein with the Company’s independent registered public accounting firm.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Aeon Global Health Corp.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and reports subsequently filed. Such reports are available on the Securities and Exchange Commission’s website (www.sec.gov). Aeon Global Health Corp. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AEON GLOBAL HEALTH CORP.

By: /s/ Hanif A. Roshan
Name: Hanif A. Roshan
Title: Chief Executive Officer and interim Chief Financial Officer
Date: January 24, 2019

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